UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2306550
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

701 Brazos Street, Suite 1300
Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-168127.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share of NetSpend Holdings, Inc. (the “Company”) is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-168127) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on July 15, 2010, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, and such Registration Statement as amended is incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETSPEND HOLDINGS, INC.
(Registrant)

Date: October 18, 2010	By:	/s/ Daniel R. Henry
Daniel R. Henry
Chief Executive Officer